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                                                                     EXHIBIT 5.1



                                January 30, 2001

NiSource Inc.                               NiSource Finance Corp.
801 East 86th Avenue                        801 East 86th Avenue
Merrillville, Indiana 46410                 Merrillville, Indiana 46410

Ladies and Gentlemen:

     We have acted as counsel to NiSource Inc., a Delaware corporation (the "Company"), and NiSource Finance Corp., an Indiana corporation ("NiSource Finance"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and NiSource Finance with the Securities and Exchange Commission of January 30, 2001 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an offer by NiSource Finance to exchange up to $750,000,000 principal amount of it 7-1/2% Notes due 2003, $900,000,000 principal amount of its 7-5/8% Notes due 2005 and $1,000,000,000 principal amount of its 7-7/8% Notes due 2010, (the "Exchange Notes") for like principal amounts of its outstanding 7-1/2% Notes due 2003, 7-5/8% Notes due 2005 and 7-7/8% Notes due 2010, respectively (the "Outstanding Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued under an indenture and a first supplemental indenture, each dated as of November 14, 2000 and each by and among the Company, NiSource Finance and The Chase Manhattan Bank, as trustee (collectively, the "Indenture"). The Outstanding Notes were, and the Exchange Notes will be, unconditionally guaranteed by the Company (the "Guarantees").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

     In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company and NiSource Finance, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed
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January 30, 2000
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and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company and NiSource Finance, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company and NiSource Finance, and
(iii) that the execution and delivery by the Company and NiSource Finance of, and performance by them of their obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Company or NiSource Finance or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules and regulations of the states of Delaware, Indiana, New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

     1. When the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will be legal, valid and binding obligations of NiSource Finance, enforceable against NiSource Finance in accordance with their respective terms.

     2. When the Guarantees have been duly executed and the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinions set forth above are subject to the following qualifications:

     A. The opinions expressed above are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally, whether now or hereafter in effect and (ii) general principles of

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NiSource Finance Corp.
January 30, 2000
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equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

     B. The opinion expressed in paragraph 2 above with respect to the legality, validity, binding nature and enforceability of the Guarantees is subject to the qualification that certain provisions of the Guarantees are or may be unenforceable in whole or in part, but, subject to the other limitations as to enforceability expressed in this opinion and any limitations contained in or relating to the Guarantees, the inclusion of such provisions does not prevent the practical realization of the benefits intended to be afforded by the Company's principal rights or obligations under the Guarantees except for the economic consequences, if any, resulting from any delay imposed by applicable laws, rules and regulations, court decisions or procedures or constitutional requirements.

     C. The foregoing opinions are limited to the laws of the State of New York, the State of Indiana, the General Corporation Law of Delaware, and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

     The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                             Very truly yours,

                                             SCHIFF HARDIN & WAITE


                                             By: /s/ Robert J. Minkus
                                                 -------------------------------
                                                     Robert J. Minkus